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                                                                   EXHIBIT 99.2

                         GLOBAL NATURAL RESOURCES INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                           CALLED FOR OCTOBER 3, 1996
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Robert F. Vagt and E. Lynn Hill, and either of them, with full power of substitution, are hereby authorized as attorneys and proxies of the undersigned to represent and to vote the common stock of the undersigned at the Special Meeting of Shareholders of Global Natural Resources Inc. (the "Company") to be held at the Ritz-Carlton Hotel, Houston, Texas on October 3, 1996, at
9:30 a.m., Houston time, and any adjournment(s) or postponement(s) thereof
(the "Special Meeting"), with authority to vote as follows:

        PROPOSAL to approve and adopt the Agreement and Plan of Merger dated as of July 22, 1996 (the "Merger Agreement") among Seagull Energy Corporation, a Texas corporation ("Seagull"), GNR Merger Corporation, a New Jersey corporation and a wholly-owned subsidiary of Seagull ("Merger Sub"), and the Company, to effect the merger (the "Merger") of Merger Sub with and into the Company and the conversion of each share of common stock, par value $1.00 per share, of the Company into a number of shares of common stock, par value $.10 per share, of Seagull ranging from .72 to .88, depending upon the average closing sales price of Seagull Common Stock, rounded to four decimal places, as reported under "NYSE Composite Transaction Reports" in The Wall Street Journal for each of the first 20 consecutive trading days in the period commencing 25 trading days prior to the date of the Special Meeting.

[ ] FOR approval of the Merger  [ ] AGAINST approval of the Merger  [ ] ABSTAIN

        In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before such meeting and any adjournment(s) or postponement(s) thereof.

        THIS PROXY, IF PROPERLY SIGNED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY BE PRESENTED AT THE MEETING.

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                                                    SIGNATURE(S)

                                        DATED                      , 1996
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                                        [Please sign exactly as name appears
                                        hereon and return in accompanying
                                        postage-prepaid envelope. When signing
                                        as attorney, executor, administrator,
                                        trustee, guardian, etc., give full title of such. For joint accounts, each joint owner should sign.]